UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 12, 2009
THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-10.1 First Amendment to the Term Loan Agreement

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     As previously reported, The Talbots, Inc. (“Talbots” or the “Company”) has been working with its existing lenders to amend its credit agreements to remove the financial covenants associated with those agreements.
     On March 12, 2009, Talbots entered into an amendment (the “Amendment”) to the Term Loan Agreement, dated as of July 16, 2008 (the “Agreement”), between Talbots and Aeon (U.S.A.), Inc., a wholly-owned subsidiary of Aeon Co., Ltd., and the majority shareholder of the Company (“Aeon”). The Amendment has an effective date of March 12, 2009 and removes financial covenants previously contained in the Agreement including the Leverage Ratio, Fixed Charge Coverage Ratio, and Net Worth requirement, as defined in the Agreement.
     Several of the members of the Company’s Board of Directors are affiliates of Aeon and related person transactions between the Company and Aeon are described in the Company’s 2008 proxy statement filed with Securities and Exchange Commission (“SEC”) on April 25, 2008, and the Company’s Current Report on Form 8-K, filed with the SEC on March 2, 2009.
     The foregoing summary is subject in all respects to the actual terms of the Amendment, a copy of which is attached as Exhibit 10.1 to this Form 8-K. Please note that the representations and warranties of each party set forth in the Agreement as well as in the Company’s other credit facilities and credit agreements (and all amendments thereto) heretofore entered into and filed with the SEC have been made solely for the benefit of the other party or parties to the respective agreements, and should not be relied upon to provide investors with any other factual or disclosure information regarding the parties or their respective businesses.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	First Amendment, dated as of March 12, 2009, to the Term Loan Agreement between The Talbots, Inc. and Aeon (U.S.A), Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: March 18, 2009	By:	/s/ Carol Stone
		Name:	Carol Stone
		Title:	Senior Vice President, Finance